Exhibit 17.a
PROXY PROXY
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 12, 2016
THIS PROXY IS BEING SOLICITED BY THE BOARD OF TRUSTEES.   The undersigned shareholder(s) of Virtus Dynamic Trend Fund (“Dynamic Trend”), a series of Virtus Opportunities Trust, revoking previous proxies, hereby appoints Kevin J. Carr, Jennifer S. Fromm and Ann Flood, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares of Dynamic Trend which the undersigned is entitled to vote, at the Special Meeting of Shareholders to be held on January 12, 2016, at the offices of Virtus Investment Partners, Inc., 100 Pearl Street, Hartford, Connecticut 06103, at 2 p.m. Eastern time, and at any adjournment thereof as indicated on the reverse side. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the meeting.
Vote via the Internet: www.proxy-direct.com
Vote via the telephone: [888-916-1786]
NOTE: Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, guardian or as custodian for a minor, please sign your name and give your full title as such. If signing on behalf of a corporation, please sign the full corporate name and your name and indicate your title. If you are a partner signing for a partnership, please sign the partnership name, your name and indicate your title. Joint owners should each sign these instructions. Please sign, date and return.

Signature and Title, if applicable

Signature (if held jointly)

Date
Receipt of the Notice of the Special Meeting and the accompanying Prospectus/Proxy Statement is hereby acknowledged. The shares of Dynamic Trend represented hereby will be voted as indicated or FOR the proposal if no choice is indicated.

Virtus Dynamic Trend Fund
VOTING OPTIONS
READ YOUR PROSPECTUS/PROXY STATEMENT AND HAVE IT AT HAND WHEN VOTING.
COMPUTER	TELEPHONE	LETTER	ATTENDANCE
VOTE ON THE INTERNET	VOTE BY PHONE	VOTE BY MAIL	VOTE IN PERSON
LOG ON TO:	CALL	VOTE, SIGN AND DATE	ATTEND SHAREHOLDER MEETING
www.proxy-direct.com	[888-916-1786]	THIS PROXY CARD AND RETURN IN THE POSTAGE-PAID ENVELOPE	100 PEARL STREET HARTFORD, CT ON JANUARY 12, 2016
FOLLOW THE ON-SCREEN INSTRUCTIONS AVAILABLE 24 HOURS	FOLLOW THE RECORDED INSTRUCTIONS AVAILABLE 24 HOURS
IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,
YOU NEED NOT RETURN THIS PROXY CARD.
The Board of Trustees recommends a vote FOR the following proposal.
PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS.
EXAMPLE: [X]
1.
To approve an Agreement and Plan of Reorganization whereby Virtus Equity Trend Fund, a series of Virtus Opportunities Trust, will (i) acquire all of the assets of Virtus Dynamic Trend Fund, another series of Virtus Opportunities Trust; and (ii) assume all of the liabilities of Virtus Dynamic Trend Fund.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]